SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
August 7, 2010

BIOPHARM ASIA, INC.
___________________________
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-25487	88-0409159
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

New Agriculture Development Park
Daquan Village, Tonghua County, Jilin Province, P.R. China	134115
(Address of principal executive offices)	(Zip Code)

011-86-435-5211804
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On August 10, 2010, BioPharm Asia, Inc. (the “Company”), reported that its wholly owned subsidiary, Tonghua Huachen Herbal Planting Company Limited, acquired all of the outstanding shares of Tonghua TianBao Wood Frog Cultivation  Limited Company ("TBWF") on August 7, 2010, from Longping Lin and Feng Lin for $4,000,000.  The purchase price is payable in installments of 2,000,000 RMB on the fifth day after the closing and on each of the first and second anniversaries of the closing, with the balance payable on the third anniversary of the closing.

Tonghua TianBao Wood Frog Cultivation Limited Company, founded in 2010, is engaged in the breeding and processing of wood frogs. The wood frog, also known as forest frog, is valued for its abundant protein and amino acids, which are used extensively for vitamins and various supplementary traditional Chinese medicines, as well as for food and cosmetics.

A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed as "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01  Exhibits.

Exhibit No.	Description

99.1	Press Release: BioPharm Asia, Inc. to Acquire Tonghua TianBao Wood Frog Cultivation Limited.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARM ASIA, INC.

Dated: August 10, 2010	By:	/s/ Jianxiong Liu
Jianxiong Liu
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release: BioPharm Asia, Inc. to Acquire Tonghua TianBao Wood Frog Cultivation Limited.